NEWS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Randy Frapart, CFO US Dataworks, Inc. 281-504-8026 Ken Dennard, Managing Partner Dennard Rupp Gray & Lascar, LLC ksdennard@drg-l.com 713-529-6600

US DATAWORKS ANNOUNCES FISCAL 2012 FIRST QUARTER RESULTS

SUGAR LAND, TX – August 15, 2011 – US Dataworks, Inc. (OTC Bulletin Board: UDWK), a leader in payment processing solutions, today announced its financial results for its fiscal 2012 first quarter ended June 30, 2011.

Revenue for the first quarter of fiscal 2012 was $1.57 million compared to revenue of $1.37 million for the first quarter of fiscal 2011.

Net loss for the first quarter of fiscal 2012 was $(272,000), or $(0.01) per share, compared to a net loss of $(674,000), or $(0.02) per share, for the first quarter of fiscal 2011.

Charles E. Ramey, Chairman and CEO of US Dataworks, commented, “While we demonstrated improvement over last year’s first quarter results, we are currently transitioning our revenue base to cloud-based solutions and are making good progress on this initiative.  This focus on recurring revenue is evident as we grew software transactional and subscription revenues by approximately 37% over last year’s first quarter.  As we have previously stated, our new cloud-based offering is the same enterprise class Clearingworks™ service that is now available to small-to-mid sized entities that want to process smaller volumes of payments each month, thousands as opposed to millions, through the cloud.”

Mr. Ramey continued, “We are pleased with our relationship with FullQuota and the momentum that is being achieved, as well as the progress that our inside sales team have made to date.  Our focus is on customer acquisition, transactions under management, and average price per transaction.  We are excited about the potential results in the coming quarters as our unique value proposition is being introduced to prospective customers of all sizes in this vast emerging market.”

Conference Call Information

US Dataworks’ management has scheduled a conference call to review fiscal 2012 first quarter results today at 11:00 a.m. Eastern time, 10:00 a.m. Central time.  To listen to the call, dial (480) 629-9770 at least 10 minutes before the call begins and ask for the US Dataworks’ conference call.  A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until August 22, 2011.  To access the replay, dial (303) 590-3030 using a pass code of 4465278#

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.usdataworks.com.  To listen to the live call on the web, please visit the Company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, an archive will be available shortly after the call.

Additional information about Clearingworks as well as US Dataworks can be found on the company’s website at www.clearingworks.com.

About US Dataworks

US Dataworks offers on-demand payment processing services with proven enterprise-class payment, deposit, returns processing, and powerful payment analytic tools.  US Dataworks is a trusted payments provider to utilities, telecommunications providers, content providers, financial institutions and government agencies.

Certain statements made in this press release (other than the historical information contained herein) constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding our expectations relative to our on-demand cloud computing platform.  Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to repay or refinance our debt,  our ability to realize the anticipated benefits from our business initiatives, including our cloud-based solutions, and other risks detailed from time to time in our SEC reports  including our Annual Report on Form 10-K for the fiscal year ended March 31, 2011.  These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

– Tables to Follow –

US DATAWORKS, INC.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,
	2011		2010
Revenues:
Software transactional and subscription revenues		$683,319	$499,217
Software licensing revenues		91,201	-
Software maintenance revenues		141,997	144,322
Professional services revenues		584,018	722,799
Software resale revenues		72,388	-

Total revenues		1,572,923	1,366,338

Cost of revenues		560,905	606,257

Gross profit		1,012,018	760,081

Operating expenses:
Research and development		253,241	242,507
Sales and marketing		303,451	271,787
General and administrative		558,209	746,107
Depreciation and amortization		24,629	29,797
Total operating expense		1,139,530	1,290,198

Loss from operations		(127,512)	(530,117)

Other expense:
Financing expense – related parties		(5,182)	(5,181)
Interest expense		(15,343)	(17,696)
Interest expense – related parties		(124,158)	(121,404)

Total other expense		(144,683)	(144,281)

Net loss		$(272,195)	$(674,398)

Basic loss per share		$(0.01)	$(0.02)

Diluted loss per share	$	(0.01)	$(0.02)

Basic weighted – average shares outstanding		33,364,574	33,145,576

Diluted weighted – average shares outstanding		33,364,574	33,145,576

The accompanying notes are an integral part of these unaudited condensed financial statements.

US DATAWORKS, INC.
UNAUDITED CONDENSED BALANCE SHEETS

ASSETS	June 30, 2011	March 31, 2011
	(Unaudited)
Current assets:
Cash and cash equivalents	$109,462	$44,096
Accounts receivable, trade	664,114	1,019,579
Prepaid expenses and other current assets	79,342	387,548
Total current assets	852,918	1,451,223

Property and equipment, net	218,968	240,500
Goodwill	4,020,698	4,020,698
Other assets	64,927	70,109
Total assets	$5,157,511	$5,782,530

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long term debt	$516,662	$663,667
Accounts payable	381,573	582,304
Accrued expenses	133,484	87,299
Accrued interest – related party	147,194	79,557
Deferred revenue	565,490	688,340
Total current liabilities	1,744,403	2,101,167

Long term liabilities:
Notes payable	122,940	165,157
Note payable – related party, net of unamortized discount at June 30, 2011 and March 31, 2011 of $374,682 and $409,302, respectively	2,717,563	2,682,943
Total long term liabilities	2,840,503	2,848,100
Total liabilities	4,584,906	4,949,267

Commitments and Contingencies

Stockholders’ Equity:
Convertible Series B preferred stock, $0.0001 par value, 700,000 shares authorized, 109,933 shares issued and outstanding $3.75 liquidation preference, dividends of $427,727 and $417,444 in arrears as of June 30, 2011 and March 31, 2011, respectively	11	11

Common stock, $0.0001 par value 90,000,000 shares authorized, 33,365,082 and 33,318,842 shares issued and outstanding as of June 30, 2011 and March 31, 2011, respectively	3,336	3,331
Additional paid-in-capital	66,560,020	66,548,488
Accumulated deficit	(65,990,762)	(65,718,567)
Total stockholders’ equity	572,605	833,263

Total liabilities and stockholders’ equity	$5,157,511	$5,782,530

The accompanying notes are an integral part of these unaudited condensed financial statements.

US DATAWORKS, INC.
INCOME STATEMENT DATA
Non GAAP Reconciliations
For the quarters ended June 30, 2011 and 2010

	2011	2010
Reconciliation of adjusted EBITDA (See Note 1)
Net loss	$(272,195)	$(674,398)
Depreciation and amortization	24,629	29,797
Stock Based compensation expense	11,536	49,155
Other (income) expense	144,683	144,281
Adjusted EBITDA (See Note 1)	$(91,347)	$(451,165)

Reconciliation of EBITDA margin
Revenue	$1,572,923	$1,366,338
Adjusted EBITDA	$(91,347)	$(451,165)
Margin %	-6%	-33%

Note 1:
Adjusted EBITDA is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, and equity compensation expense. We use Adjusted EBITDA as a supplemental financial measure to assess (i) our operating and financial performance without regard to the structure of our financing or the historical cost basis in our assets and (ii) our ability to generate cash flow to cover our interest payments.  Adjusted EBITDA has limitations as an analytical tool and should not be used as a substitute for financial measures presented in accordance with GAAP, including net income, operating income and cash flow from operating activities.  Such limitations include the fact that Adjusted EBITDA does not reflect (i) cash requirements to service interest and principal payments on our debt, (ii) capital expenditure requirements or (iii) income tax payment requirements and income tax accruals.  In addition, companies in our industry may define Adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative measure.